Exhibit 99.1

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial information reflects the historical financial statements of SandRidge Energy, Inc. (“SandRidge”) adjusted on a pro forma basis to give effect to the sale of certain oil and natural gas properties in the Permian Basin in west Texas (the “Permian Properties”) to Sheridan Holding Company II, LLC (“Sheridan”) and the use of a portion of the sale proceeds to fund the March 2013 redemption of SandRidge's 9.875% Senior Notes due 2016 and 8.0% Senior Notes due 2018, herein referred to as the Senior Notes Redemption, as well as the sale of certain subsidiaries that owned SandRidge's oil and natural gas properties in the Gulf of Mexico and Gulf Coast to Fieldwood Energy, LLC. These transactions are described further below.

•
Sale of Permian Properties. On February 26, 2013, SandRidge sold its oil and natural gas properties located in the Permian Basin area of west Texas for $2.6 billion, net of post-closing adjustments, to Sheridan, herein referred to as the Permian Sale. The Permian Properties exclude assets associated with SandRidge Permian Trust.

•
Redemption of Senior Notes. On March 28, 2013, SandRidge redeemed all of its outstanding 9.875% Senior Notes due 2016 and 8.0% Senior Notes due 2018, which had a total aggregate principal amount outstanding of $1.1 billion, for a price of 100% of the principal amount, plus a premium as of the redemption date. A portion of the proceeds from the Permian Sale was used to fund the Senior Notes Redemption.

•
Sale of Gulf of Mexico Properties. On February 25, 2014, SandRidge sold certain subsidiaries comprising its Gulf of Mexico business, which owned all of SandRidge's Gulf of Mexico and Gulf Coast properties (collectively, the "Gulf Properties") for $705.0 million, net of working capital adjustments and subject to post-closing adjustments, and the buyer's assumption of approximately $366.0 million of related asset retirement obligations, herein referred to as the Gulf Sale. Under the agreement, SandRidge has agreed to guarantee certain plugging and abandonment obligations associated with the Gulf Properties to the Bureau of Ocean Energy Management for a period of up to one year from the date of closing. As part of the agreement, the buyer has agreed to indemnify SandRidge for any costs it may incur as a result of the guarantee.

The unaudited pro forma condensed statement of operations for the three months ended March 31, 2014 is based on the unaudited statement of operations of SandRidge for the three months ended March 31, 2014. The unaudited pro forma condensed statement of operations for the year ended December 31, 2013 is based on the audited statement of operations of SandRidge for the year ended December 31, 2013. The unaudited pro forma condensed statements of operations include pro forma adjustments to give effect to the Permian Sale, the Senior Notes Redemption and the Gulf Sale, as if each of those transactions occurred on January 1, 2013.

The pro forma adjustments reflecting: (i) SandRidge's sale of the Permian Properties, (ii) the Senior Notes Redemption and (iii) SandRidge's sale of the Gulf Properties include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these unaudited pro forma condensed financial statements were prepared. SandRidge believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available. The unaudited pro forma condensed statements of operations exclude the impact of non-recurring expenses SandRidge has incurred as a result of the Permian Sale, the Senior Notes Redemption and the Gulf Sale. Such non-recurring expenses primarily consist of non-capitalizable banking and legal fees, the loss on the Permian Sale, an increase in the valuation allowance related to an increase in SandRidge's net deferred tax asset as a result of the Permian Sale and the loss on extinguishment of debt.

The unaudited pro forma financial information is for informational purposes only and is not intended to represent or to be indicative of the results that actually would have occurred had the transactions described above been completed as of the dates set forth in this unaudited pro forma financial information and should not be taken as indicative of SandRidge's future results of operations. Actual results may differ significantly from that reflected in the unaudited pro forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma financial information and actual results. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge's Quarterly Report on Form 10-Q for the three months ended March 31, 2014 and Annual Report on Form 10-K for the year ended December 31, 2013 and other information that SandRidge has filed with the Securities and Exchange Commission.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014

	SandRidge Historical	Gulf Sale Pro Forma Adjustments		SandRidge Pro Forma

	(In thousands, except per share amounts)
Revenues
Oil, natural gas and NGL	$405,316	$(88,900)	(a)	$316,416
Drilling and services	17,080	—		17,080
Midstream and marketing	17,910	(264)	(b)	17,646
Other	2,750	(1,756)	(b)	994
Total revenues	443,056	(90,920)		352,136
Expenses
Production	98,535	(34,790)	(a)	63,745
Production taxes	7,807	(576)	(a)	7,231
Cost of sales	12,481	—		12,481
Midstream and marketing	16,000	—		16,000
Depreciation and depletion — oil and natural gas	115,185	(24,301)	(c)	90,884
Depreciation and amortization — other	15,522	(70)	(b)	15,452
Accretion of asset retirement obligations	5,746	(4,707)	(d)	1,039
Impairment	164,779	(164,779)	(e)	—
General and administrative	38,538	(1,853)	(b)	36,685
Loss on derivative contracts	42,491	—		42,491
Gain on sale of assets	(19)	—		(19)
Total expenses	517,065	(231,076)		285,989
(Loss) income from operations	(74,009)	140,156		66,147
Other income (expense)
Interest expense	(62,043)	(146)	(b)	(62,189)
Other income, net	2,094	399	(b)	2,493
Total other expense	(59,949)	253		(59,696)
(Loss) income before income taxes	(133,958)	140,409		6,451
Income tax expense	127	—	(f)	127
Net (loss) income	(134,085)	140,409		6,324
Less: net loss attributable to noncontrolling interest	(6,070)	—		(6,070)
Net (loss) income attributable to SandRidge Energy, Inc.	(128,015)	140,409		12,394
Preferred stock dividends	13,881	—		13,881
Loss applicable to SandRidge Energy, Inc. common stockholders	$(141,896)	$140,409		$(1,487)
Loss per share
Basic	$(0.29)			$(0.00)
Diluted	$(0.29)			$(0.00)
Weighted average number of SandRidge Energy, Inc. common shares outstanding
Basic	484,798			484,798
Diluted	484,798			484,798
The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013

	SandRidge Historical	Permian Sale Pro Forma Adjustments		Gulf Sale Pro Forma Adjustments		SandRidge Pro Forma

	(In thousands, except per share amounts)
Revenues
Oil, natural gas and NGL	$1,820,278	$(68,027)	(a)	$(613,530)	(a)	$1,138,721
Drilling and services	66,586	—		—		66,586
Midstream and marketing	58,304	—		(2,192)	(b)	56,112
Construction contract	23,349	—		—		23,349
Other	14,871	—		(11,514)	(b)	3,357
Total revenues	1,983,388	(68,027)		(627,236)		1,288,125
Expenses
Production	516,427	(14,370)	(a)	(242,285)	(a)	259,772
Production taxes	32,292	(3,084)	(a)	(3,252)	(a)	25,956
Cost of sales	57,118	—		—		57,118
Midstream and marketing	53,644	—		(4)	(b)	53,640
Construction contract	23,349	—		—		23,349
Depreciation and depletion — oil and natural gas	567,732	(33,711)	(c)	(181,898)	(c)	352,123
Depreciation and amortization — other	62,136	—		(446)	(b)	61,690
Accretion of asset retirement obligations	36,777	(184)	(d)	(33,067)	(d)	3,526
Impairment	26,280	—		—	(e)	26,280
General and administrative	207,920	—		(45,767)	(b)	162,153
Employee termination benefits	122,505	—		—		122,505
Loss on derivative contracts	47,123	—		—		47,123
Loss on sale of assets	399,086	(398,891)	(g)	309	(b)	504
Total expenses	2,152,389	(450,240)		(506,410)		1,195,739
(Loss) income from operations	(169,001)	382,213		(120,826)		92,386
Other income (expense)
Interest expense	(270,234)	24,540	(h)	(921)	(b)	(246,615)
Loss on extinguishment of debt	(82,005)	82,005	(h)	—		—
Other income, net	12,445	—		(104)	(b)	12,341
Total other expense	(339,794)	106,545		(1,025)		(234,274)
Loss before income taxes	(508,795)	488,758		(121,851)		(141,888)
Income tax expense (benefit)	5,684	(6,991)	(f)	—	(f)	(1,307)
Net loss	(514,479)	495,749		(121,851)		(140,581)
Less: net income attributable to noncontrolling interest	39,410	71,705	(g)	—		111,115
Net loss attributable to SandRidge Energy, Inc.	(553,889)	424,044		(121,851)		(251,696)
Preferred stock dividends	55,525	—		—		55,525
Loss applicable to SandRidge Energy, Inc. common stockholders	$(609,414)	$424,044		$(121,851)		$(307,221)
Loss per share
Basic	$(1.27)					$(0.64)
Diluted	$(1.27)					$(0.64)
Weighted average number of SandRidge Energy, Inc. common shares outstanding
Basic	481,148					481,148
Diluted	481,148					481,148
The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Note 1.	Basis of Presentation

On February 26, 2013, SandRidge Energy, Inc. (“SandRidge”) sold its oil and natural gas properties located in the Permian Basin area of west Texas (the “Permian Properties”) for $2.6 billion, net of post-closing adjustments, to Sheridan Holding Company II, LLC, herein referred to as the Permian Sale. The Permian Properties exclude assets associated with SandRidge Permian Trust.

On March 28, 2013, SandRidge redeemed all of its outstanding 9.875% Senior Notes due 2016 and 8.0% Senior Notes due 2018, herein referred to as the Senior Notes Redemption, which had a total aggregate principal amount outstanding of $1.1 billion. These senior notes were redeemed for a price of 100% of the principal amount, plus a premium as of the redemption date. A portion of the proceeds from the Permian Sale was used to fund the Senior Notes Redemption.

On February 25, 2014, SandRidge sold certain subsidiaries comprising its Gulf of Mexico business, which owned all of SandRidge's Gulf of Mexico and Gulf Coast properties (collectively, the "Gulf Properties") for $705.0 million, net of working capital adjustments and subject to post-closing adjustments, and the buyer's assumption of approximately $366.0 million of related asset retirement obligations, herein referred to as the Gulf Sale. Under the agreement, SandRidge agreed to guarantee certain plugging and abandonment obligations associated with the Gulf Properties for a period of up to one year from the date of closing. The buyer has agreed to indemnify SandRidge for any costs it may incur as a result of the guarantee.

The unaudited pro forma condensed statement of operations for three months ended March 31, 2014 is based on the unaudited statement of operations of SandRidge for the three months ended March 31, 2014. The unaudited pro forma condensed statement of operations for the year ended December 31, 2013 is based on the audited statement of operations of SandRidge for the year ended December 31, 2013. The unaudited pro forma condensed statements of operations include pro forma adjustments to give effect to the Permian Sale, the Senior Notes Redemption and the Gulf Sale, as if each of those transactions occurred on January 1, 2013. The unaudited pro forma condensed statements of operations exclude the impact of non-recurring expenses SandRidge has incurred as a result of the Permian Sale, the Senior Notes Redemption and the Gulf Sale. Such non-recurring expenses primarily consist of banking and legal fees, the loss on the Permian Sale, an increase in the valuation allowance related to an increase in SandRidge's net deferred tax asset as a result of the Permian Sale and the loss on extinguishment of debt.

SandRidge believes that the estimates and assumptions used in the preparation of these unaudited pro forma financial statements provide a reasonable basis for presenting the effects directly attributable to the transactions described above. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge's Quarterly Report on Form 10-Q for the three months ended March 31, 2014 and Annual Report on Form 10-K for the year ended December 31, 2013 and other information that SandRidge has filed with the Securities and Exchange Commission.

Note 2.    Pro Forma Adjustments - Unaudited Pro Forma Condensed Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed statements of operations:

(a)
Adjustment to reduce oil and natural gas sales, production expense and production tax expense for amounts attributable to the Permian Properties and Gulf Properties during the three months ended March 31, 2014 and year ended December 31, 2013.

(b)	Adjustment to eliminate remaining revenues and expenses associated with the Gulf Properties for the three months ended March 31, 2014 and year ended December 31, 2013.

(c)
Adjustment to reduce depletion expense under the full cost method of accounting for oil and natural gas properties. The pro forma depletion adjustment for the three months ended March 31, 2014 and year ended December 31, 2013 for the sale of the Permian Properties and Gulf Properties utilizes an average depletion rate of $15.56 and $15.61 per Boe, respectively.

(d)
Adjustment to reduce accretion expense for amounts attributable to asset retirement obligations associated with the Permian Properties and Gulf Properties during the three months ended March 31, 2014 and year ended December 31, 2013.

(e)
SandRidge estimates it would not have had an impairment from full cost ceiling limitations of approximately $164.8 million for the three months ended March 31, 2014 and would have had an impairment of approximately $496.4 million for the year ended December 31, 2013. Due to the non-recurring nature of these impairments, an adjustment has been included to eliminate the impairment for the three months ended March 31, 2014 and no adjustment has been reflected to include an impairment for the year ended December 31, 2013.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS - CONTINUED

(f)
Adjustment to eliminate the increase in the valuation allowance related to an increase in SandRidge's net deferred tax asset resulting from the sale of the Permian Properties due to its non-recurring nature for the year ended December 31, 2013. No adjustment for income tax expense attributable to net revenues generated by the Permian Properties or the Gulf Properties during the three months ended March 31, 2014 or year ended December 31, 2013 has been reflected as the effective tax rate is deemed to be 0% as a result of SandRidge's full valuation allowance on its net deferred tax asset.

(g)	Adjustment to eliminate the loss on the sale of the Permian Properties, including the portion attributable to noncontrolling interest, due to its non-recurring nature.

(h)
Adjustment to reduce interest expense for amounts attributable to the senior notes redeemed with proceeds from the Permian Sale. Additionally, reflects adjustment to eliminate the loss on extinguishment of debt during the year ended December 31, 2013 due to its non-recurring nature.